Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces First Quarter of 2021

Financial and Operating Results

- Invested $191.5 Million in Acquisitions -

- Issued $450.0 Million of 2.10% Senior Unsecured Notes Due 2028 and $350.0 Million of 2.70% Senior Unsecured Notes Due 2032 -

- Generated Net Loss of $(0.04) per Share, FFO of $0.50 per Share and AFFO of $0.76 per Share -

Dallas, TX— May 5, 2021 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the first quarter ended March 31, 2021.

FIRST QUARTER 2021 HIGHLIGHTS

•

Invested $191.5 million for the acquisition of 25 properties, with an initial weighted average cash yield of 7.57% and an economic yield of 8.44%. Generated $12.9 million in gross proceeds from the disposition of five properties, of which one was vacant.

•	Generated net loss of $(0.04) vs net loss of $(0.18) per diluted share, FFO of $0.50 vs $0.72 per share and AFFO of $0.76 vs $0.78 per share, compared to the same quarter in 2020.
•

Issued $450.0 million of Spirit Realty, L.P.’s 2.10% Senior Unsecured Notes due 2028 and $350.0 million of Spirit Realty, L.P.’s 2.70% Senior Unsecured Notes due 2032. Extinguished remaining $178.0 million of 2020 Term Loans, with an interest rate of LIBOR plus 1.00%, and $207.4 million of secured CMBS loans, with a weighted average interest rate of 5.46%.

•

Entered into new forward contracts to issue 1.4 million shares of common stock at a weighted average forward price of $41.13. As of March 31, 2021, Spirit had unsettled forward contracts for 5.5 million shares of common stock.

•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.5x or 5.1x assuming the settlement of the 5.5 million open forward equity contracts.
•	Produced strong operational performance, with occupancy of 99.5%, Lost Rent of 2.2% (or 0.4% excluding movie theaters) and Property Cost Leakage of 2.1%.
•

Had Corporate Liquidity of $1.3 billion as of March 31, 2021, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“As I mentioned in our last update, Spirit is a much stronger and better positioned company than just a year ago, and this quarter demonstrated that assertion. Our tenant health continued to improve, as measured by lower lost rent and high occupancy, we again accessed the debt markets, issuing unsecured bonds with credit spreads and all-in yields that are the lowest in our company’s history, and our platform delivered accretive acquisitions that were approximately 70% sourced through existing relationships. Our outlook for 2021 has grown incrementally more positive and we are pleased to meaningfully raise our earnings guidance for the remainder of the year,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on April 15, 2021 to stockholders of record as of March 31, 2021 and the preferred dividend was paid on March 31, 2021 to stockholders of record as of March 15, 2021.

2021 GUIDANCE

The Company raised its AFFO guidance for fiscal year 2021 and maintained its net capital deployment guidance:

•	AFFO of $3.06 to $3.14 per share and
•	Net capital deployment of $700 million to $900 million (comprising acquisitions, revenue producing capital expenditures and development deals, net of dispositions).

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's first quarter 2021 earnings conference call is scheduled for Thursday, May 6, 2021 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through May 20, 2021 with access code 13717714.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of March 31, 2021, our diverse portfolio of 1,880 owned properties, with an aggregate leasable area of 42.9 million square feet in 48 states, included retail, industrial, office and other buildings leased to 301 tenants across 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Quarter Ended March 31,
	2021	2020
Net loss attributable to common stockholders	$(4,057)	$(18,435)
Portfolio depreciation and amortization	56,942	52,091
Portfolio impairments	6,730	40,774
Gain on disposition of assets	(1,836)	(388)
FFO attributable to common stockholders	$57,779	$74,042
Loss on debt extinguishment	29,177	—
Deal pursuit costs	242	1,019
Non-cash interest expense	2,699	3,068
Straight-line rent, net of related bad debt expense	(5,673)	(1,094)
Other amortization and non-cash charges	(774)	37
Non-cash compensation expense	3,378	3,451
Costs related to COVID-19(1)	432	—
AFFO attributable to common stockholders(2)	$87,260	$80,523

Dividends declared to common stockholders	$71,837	$64,338
Dividends declared as a percent of AFFO	82%	80%

Net loss per share of common stock – Basic	$(0.04)	$(0.18)
Net loss per share of common stock – Diluted	$(0.04)	$(0.18)
FFO per share of common stock – Diluted(3)	$0.50	$0.72
AFFO per share of common stock – Diluted(3)	$0.76	$0.78

Weighted average shares of common stock outstanding – Basic	114,673,218	102,230,147
Weighted average shares of common stock outstanding – Diluted	114,673,218	102,230,147
Weighted average shares of common stock outstanding for non-GAAP measures - Diluted(3)	115,272,802	102,607,596
(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

AFFO for the three months ended March 31, 2021 includes $2.7 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(3)

Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended March 31,
	2021	2020
FFO	$0.1 million	$0.2 million
AFFO	$0.2 million	$0.3 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	March 31, 2021
2019 Credit Facility	$—
Senior Unsecured Notes, net	2,715,814
Mortgages payable, net	5,956
Convertible Notes, net	189,992
Total debt, net	2,911,762
Unamortized debt discount, net	12,078
Unamortized deferred financing costs	22,309
Cash and cash equivalents	(261,889)
Adjusted Debt	2,684,260
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,856,760

Annualized Adjusted EBITDAre	Quarter Ended March 31, 2021
Net loss	$(1,469)
Interest	26,624
Depreciation and amortization	57,087
Income tax expense	88
Gain on disposition of assets	(1,836)
Portfolio impairments	6,730
EBITDAre	87,224
Adjustments to revenue producing acquisitions and dispositions	2,479
Deal pursuit costs	242
Loss on debt extinguishment	29,177
Costs related to COVID-19(1)	432
Non-cash compensation expense	3,378
Adjusted EBITDAre	122,932
Adjustments related to straight-line rent(2)	40
Other adjustments for Annualized EBITDAre(3)	(1,034)
Annualized Adjusted EBITDAre	$487,752

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.5	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.9	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)	Adjustment relates to net straight-line rent receivable balances recognized in prior periods deemed not probable of collection in the current period.
(3)

Adjustment for amounts where annualization would not be appropriate is comprised of previously deferred revenue recognized in the current period and net recoveries related to prior period rent deemed not probable of collection and property costs.

(4)	Adjusted Debt / Annualized Adjusted EBITDAre would be 5.1x if all 5.5 million shares under open forward sales agreements had been settled on March 31, 2021.

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